UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                          Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AlloVir, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY SUBJECT TO COMPLETION DATED March 21, 2023

In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that AlloVir, Inc. intends to release definitive copies of this Proxy Statement to security holders on or about March 31, 2023.

[                    ], 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of AlloVir, Inc. (the “Company” or “AlloVir”). The meeting will be held online on May 11, 2023 at [9:00] a.m., Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ALVR2023, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At this Annual Meeting, the agenda includes the election of four Class III directors for a three-year term, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the amendment of the Company’s third amended and restated certificate of incorporation to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares, and to transact any other business that properly comes before the Annual Meeting.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting that you received in the mail. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on May 11, 2023. Your investment and continuing interest in the Company are very much appreciated.

Sincerely,

Diana Brainard
Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time	[9:00] a.m., Eastern Time

Date	Tuesday, May 11, 2023

Place	Online at www.virtualshareholdermeeting.com/ALVR2023

Purpose

To elect each of Jeffrey Bornstein, Diana Brainard, M.D., David Hallal and Shawn Tomasello as a Class III member of the board of directors, to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

To amend the Company’s Third Amended and Restated Certificate of Incorporation (“Charter”) to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The board of directors has fixed the close of business on March 15, 2023 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.virtualshareholdermeeting.com/ALVR2023.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. You may request a paper proxy card at any time before [April 27] , 2023 to submit your vote by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Edward Miller
Secretary

Waltham, Massachusetts

[                    ], 2023

Important Notice Regarding the Internet Availability of Proxy Materials for the Company’s 2023 Annual Meeting of Stockholders to Be Held on May 11, 2023: The Notice of 2023 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.allovir.com by following the link for “Investors & Press.”

SUBJECT TO COMPLETION DATED MARCH [    ], 2023

ALLOVIR, INC.

1100 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2023

AT [9:00] AM EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about [                    ] 2023, we will begin mailing to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2022 Annual Report. The Notice of Internet Availability also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. For shares held in street name (held for your account by a broker or other nominee), you will receive a voting instruction form from your broker or nominee. The Annual Report on Form 10-K for the year ended December 31, 2022 is available on our website at www. Allovir.com by following the link for “Investors & Press.”

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock starting on or around [                    ], 2023. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card, and annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to stockholders by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail, or electronically by e-mail, on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The board of directors of AlloVir, Inc. is soliciting your vote for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

When is the record date for the Annual Meeting?

The board of directors has fixed the record date for the Annual Meeting as of the close of business on March 15, 2023.

How many votes can be cast by all stockholders?

A total of 93,511,558 shares of common stock of the Company were outstanding on March 15, 2023 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the director nominees named herein to the Company’s board of directors, FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and FOR the amendment of the Charter to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•	By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at .com/ALVR2023.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting online?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at .com/ALVR2023. The webcast will start at [9:00] a.m. Eastern Time on May 11, 2023. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice of Internet Availability, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at .com.

Can I ask a question at the Annual Meeting?

Shareholders who log on to the meeting will be able to submit questions during the meeting, as time permits. If you wish to submit a question during the Annual Meeting, log on to the virtual meeting website using the

16-digit control number, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the Annual Meeting will be read aloud and answered during the meeting, subject to applicable time constraints.

What are the Board of Director’s recommendations on how to vote my shares?

The board of directors recommends a vote:

Proposal 1: FOR election of the four Class III director nominees (page [    ])

Proposal 2: FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (page [    ])

Proposal 3: FOR the amendment to our Charter to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares (page [    ])

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the board of directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company will also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, you are a “stockholder of record” who may vote at the meeting. As the stockholder of record, you have the right to direct the voting of your shares by voting over the Internet, by telephone, by returning your proxy or by voting online during the Annual Meeting.

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the virtual annual meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the annual meeting according to your instructions. You will not be able to vote shares you hold in “street name” at the annual meeting; instead you must instruct your bank, broker or other nominee in advance of the meeting.

Note that under New York Stock Exchange, or NYSE, rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least ten days before the annual meeting, that firm has the discretion to vote your shares on proposals that the NYSE has determined are routine. Such firm will not have the discretion to vote your shares on proposals that the NYSE has determined are non-routine. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the Annual Meeting virtually and vote during the meeting. If you attend the Annual meeting and submit to the Secretary an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Votes withheld, abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, AGAINST, and WITHHELD abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•	Proposal 1—Election of four Class III director nominees

The four nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR one or more nominees and WITHHOLD from one or more nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of the director and will not affect the results of the vote.

•	Proposal 2—Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm

To approve Proposal 2, holders of a majority of the votes properly cast on the matter must vote FOR the proposal. For the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our 2023 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Proposal 2 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 2. Broker non-votes, if any, will have no effect on Proposal 2.

•	Proposal 3—Amendment of our Charter to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares

To approve Proposal 3, holders of a majority of the shares outstanding and entitled to vote must vote FOR the proposal. Proposal 3 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 3. Abstentions and broker non-votes are counted as votes AGAINST Proposal 3.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 8:45 a.m. Eastern Time on May 11, 2023 and will remain available until the Annual Meeting has ended.

Implications of being an “emerging growth company” and smaller reporting company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the

Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (1) December 31, 2025, (2) the last day of the first fiscal year in which we have annual gross revenues of $1.235 billion or more, (3) the date that we become a “large accelerated filer” under the rules of the SEC or (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Edward Miller, Secretary of the Company, at (617) 433-2605. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors, or the Board, is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Jeffrey S. Bornstein, Diana Brainard, M.D., David Hallal, and Shawn Tomasello are the directors whose term expires at this Annual Meeting and each of Mr. Bornstein, Dr. Brainard, Mr. Hallal, and Ms. Tomasello has been nominated for and has agreed to stand for re-election to the Board to serve as a Class III director of the Company until the 2026 Annual Meeting and until his successor is duly elected and qualified.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board will be voted for the election of the director nominees listed below. We have no reason to believe that the director nominees will be unavailable for election at the Annual Meeting. In the event that a director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the By-laws, the Board has fixed the number of directors at ten as of the date of this year’s Annual Meeting of Stockholders. Vacancies on the Board are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Information relating to the director nominees and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

For Proposal 1, the four nominees receiving the highest number of affirmative votes properly cast will be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH DIRECTOR NOMINEE FOR CLASS III DIRECTOR:

JEFFREY S. BORNSTEIN, DIANA BRAINARD, M.D., DAVID HALLAL AND SHAWN TOMASELLO (PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following table sets forth information concerning our directors as of March 18, 2023. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

CLASS III DIRECTOR NOMINEES—FOR A THREE YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Jeffrey S. Bornstein has served as a member of our Board since July 2020. Mr. Bornstein serves as a managing partner of Whipstick Ventures and Generation Capital, and was the Chief Financial Officer and Vice Chairman of General Electric until October 2017. Previously, Mr. Bornstein served as a Senior Vice President and Chief Financial Officer of GE Capital. He is a trustee of Northeastern University, and a member of the board of directors of Eos Energy Enterprises, Inc. (NASDAQ: EOSE). Mr. Bornstein obtained his BS degree from Northeastern University. Our Board believes Mr. Bornstein’s financial and senior management expertise provide him with the qualification and skills to serve on our Board.	57	July 2020

Diana Brainard, M.D., has served as member of our Board since July 2020 and our Chief Executive Officer since May 2021. Prior to joining AlloVir as Chief Executive Officer, Dr. Brainard served as Senior Vice President and Virology Therapeutic Area Head at Gilead Sciences, Inc. from 2018 to 2021 and as Vice President of Liver Diseases from 2015 to 2018. Dr. Brainard obtained her BA degree from Brown University and her M.D. from Tulane University School of Medicine. Dr. Brainard is a member of the board of directors of Nektar Therapeutics (NASDAQ: NKTR). Our Board believes Dr. Brainard’s experience in the biotechnology industry provides her with the qualification and skills to serve on our Board.	52	July 2020

David Hallal has served as our Executive Chairman since May 2021 and previously served as our Chief Executive Officer and Chairman from September 2018 to May 2021. Mr. Hallal has served as Chairman, Chief Executive Officer and Co-Founder of ElevateBio LLC, which he co-founded, since December 2017. Mr. Hallal serves as the Chairman of the board of directors of Scholar Rock Holding Corp. (Nasdaq: SRRK) and iTeos Therapeutics SA (Nasdaq: ITOS), and as a member of the board of directors of Seer Biosciences, Inc.(Nasdaq: SEER). Prior to that, from June 2006 to December 2016, Mr. Hallal served in executive roles of increasing responsibility at Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), most recently serving as Chief Executive Officer and a board member. Prior to his role as CEO, Mr. Hallal served Alexion as COO and Director as well as Chief Commercial Officer and Head of Commercial Operations. Prior to Alexion, from 2004 to 2006, Mr. Hallal served as Vice President of Sales for OSI Eyetech, Inc. From 2002 to 2004, Mr. Hallal served as Head of Sales at Biogen Inc. (Nasdaq: BIIB). From 1992 to 2002, Mr. Hallal held various leadership	56	September 2018

roles at Amgen Inc (Nasdaq: AMGN). From 1988 to 1992, Mr. Hallal began his pharmaceutical career at The Upjohn Company as a sales representative. Mr. Hallal holds a B.A. in psychology from the University of New Hampshire. Our Board believes Mr. Hallal’s experience as an executive at numerous pharmaceutical companies provides him with the qualifications and skills to serve as the Chairman of our Board.

Shawn Tomasello has served as a member of our Board since March 2022. Ms. Tomasello served as the Chief Commercial Officer of Kite Pharma, where she oversaw the global commercialization of Yescarta, from 2015 to 2018 including through its acquisition by Gilead for in October 2017. She was previously Chief Commercial Officer at Pharmacyclics from August 2014 until its acquisition by AbbVie in August 2015. Prior to Pharmacyclics, Ms. Tomasello served in leading commercial roles with multiple major pharmaceutical companies, including Celgene as President of the Americas Hematology and Oncology. Ms. Tomasello is a member of the board of directors of TCR2 Therapeutics Inc. (Nasdaq: TCRR), , Gamida Cell Ltd (Nasdaq: GMDA) and 4D Molecular Therapeutics Inc. (Nasdaq: FDMT) and previously served as a board member of Urogen Pharma Ltd, Mesoblast, Ltd., Clementia Pharmaceuticals, Diplomat Specialty, Abeona Therapeutics and Principia Biopharma. Ms. Tomasello received her B.S. in Marketing from the University of Cincinnati and her M.B.A. from Murray State University in Kentucky. Our Board believes Ms. Tomasello is qualified to serve as a member of our Board because of her commercial expertise and extensive experience in the life sciences industry.	64	March 2022

CLASS I DIRECTORS—TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Juan Vera, M.D., is our co-founder and served as Chief Product Development Officer from January 2014 to June 2020. Dr. Vera has served as the Chief Development Officer and a member of the board of directors of Marker Therapeutics (Nasdaq: MRKR) since October 2018. Dr. Vera was trained as a medical surgeon, and since 2004 has held different positions at the Center for Cell and Gene Therapy, or CAGT, at Baylor College of Medicine, first as a postdoctoral associate from 2004 to 2008, an instructor from 2009 to 2010, an Assistant Professor from 2011 to 2014 and an Associate Professor from 2015 to the present. Dr. Vera received his M.D. from the University El Bosque in Bogota, Colombia. Our Board believes Dr. Vera’s experience performing research in the field of adoptive T cell therapy provides him with the qualification and skills to serve on our Board.	43	January 2014

Morana Jovan-Embiricos, Ph.D., has served on our Board since May 2019. In 2003, Dr. Jovan co-founded F2 Ventures, a biotech venture capital platform and has since served as its Managing Partner. Prior to joining F2 Ventures, Dr. Jovan was a partner at MPM Capital. Dr. Jovan currently serves on the boards of directors of Damon Runyon Cancer Center Research Foundation, Orna Therapeutics and ElevateBio and previously served on the board of directors at Cullinan Oncology (Nasdaq: CGEM) and TCR2 Therapeutics (NASDAQ: TCRR). Dr. Jovan received her Ph.D. in biophysical chemistry from the University of Cambridge and was a post-doctoral fellow at Harvard University. Our Board believes Dr. Jovan is qualified to serve as a member of our Board because of her scientific background and experience in the venture capital industry.	56	May 2019

Derek Adams, Ph.D., has served on our Board since February 2023. Dr. Adams has served as the President and Chief Executive Officer of Stellular Bio (rebranding of PlateletBio) since March 2022, where he was previously Chief Operating Officer. Prior to that, he served as the Chief Technology and Manufacturing Officer at bluebird bio (Nasdaq: BLUE) from 2017 to 2021. He served as Senior Vice President	49	February 2023

of Chemistry, Manufacturing and Controls at Evelo Biosciences (Nasdaq: EVLO) from 2016 to 2017. For over a decade prior to Evelo, he held senior leadership roles in process development and manufacturing at Alexion Pharmaceuticals, including Plant Manager of the Alexion Rhode Island Manufacturing Facility. Dr. Adams started his career with Merck & Co, Inc. (NYSE: MRK) as a Process Engineer for live virus vaccine technology and engineering. He earned a Ph.D. in Chemical Engineering from the University of Minnesota and a B.S. in Chemical Engineering with High Distinction from Worcester Polytechnic Institute (WPI). Our Board believes Dr. Adams has the qualification and skill to serve as a member of our Board because of extensive commercial manufacturing experience with a wide variety of therapeutic modalities and executive leadership experience.

CLASS II DIRECTORS — TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE
Vikas Sinha has served as our President and Chief Financial Officer since January 2019. Mr. Sinha has over 20 years’ experience working in executive finance roles in the life sciences industry. Mr. Sinha is Co-Founder and Chief Financial Officer of ElevateBio LLC. He also serves as a board member for ElevateBio LLC since February 2018. From 2005 to 2016, Mr. Sinha was the Chief Financial Officer of Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), a biotechnology company, where he was responsible for finance, business development, strategy, investor relations and IT. Prior to joining Alexion, Mr. Sinha held various positions with Bayer AG in the United States, Japan, Germany and Canada, including Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation in the United States and Vice President and Chief Financial Officer of Bayer Yakuhin Ltd. in Japan. Mr. Sinha serves as a Non-Executive Director of the board of directors of Verona Pharma PLC (Nasdaq: VRNA) and previously served as a member of the board of directors of Bain Capital Life Sciences Acquisition Inc. Mr. Sinha holds a master’s degree in business administration from the Asian Institute of Management. He is also a qualified Chartered Accountant from the Institute of Chartered Accountants of India and a Certified Public Accountant in the United States. Our Board believes Mr. Sinha’s experience as an executive in finance roles in the life sciences industry provides him with the qualifications and skills to serve on our Board.	59	January 2019

Malcolm Brenner, M.D., Ph.D., is a co-founder of the Company and has served as a member of our Board since 2012. Since 1998, Dr. Brenner has worked at Baylor College of Medicine where he is currently the founding director of the Center for Cell and Gene Therapy and the Fayez Sarofim Distinguished Service Professor at Baylor College of Medicine in the Departments of Medicine, Pediatrics, and Human and Molecular Genetics. He is also a member of the Texas Children’s Cancer and Hematology Center, the Stem Cell and Regenerative Medicine Center, and the Dan L. Duncan Comprehensive Cancer Center at Baylor. Dr. Brenner has devoted his career as a physician-scientist to the field of stem cell transplantation through the therapeutic use of T cell immunologic approaches and genetic engineering strategies. He served as Editor-in-Chief of Molecular Therapy and as former President of the American Society for Gene and Cell Therapy (ASGCT) and International Society for Cell and Gene Therapy. He is an elected Member of the National Academy of Medicine. Dr. Brenner obtained his BA and medical degrees as well as his Ph.D. from the University of Cambridge in the UK where he became a fellow of the Royal College of Pathologists and the Royal College of Physicians. Our Board believes Dr. Brenner’s expertise and experience in the genetic engineering of T cells for T cell therapy provide him with the qualification and skills to serve on our Board.	71	2012

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, as of March 18, 2023:

Name	Age	Position(s)
Executive Officers:
Diana Brainard (1)	52	Chief Executive Officer
Vikas Sinha (2)	59	President and Chief Financial Officer
Ann Leen	46	Chief Scientific Officer
Brett Hagen	50	Chief Accounting Officer
Edward Miller	58	General Counsel and Secretary

(1)	Dr. Brainard is also a director of the Company and her biographical information appears on page [__].
(2)	Mr. Sinha is also a director of the Company and his biographical information appears on page [__].

Ann Leen, Ph.D., is a co-founder and has served as our consulting Chief Scientific Officer since 2013. Since 2019, she has been a Professor in the Department of Pediatrics at the Center for Cell and Gene Therapy, Baylor College of Medicine. From 2013 to 2019 she was an Associate Professor in the same department. Her work focuses on the development and clinical translation of novel T cell based therapies from the bench to the bedside. Dr. Leen is also a co-founder of Marker Therapeutics where she served as consulting Chief Scientific Officer from 2016 to February 2020. Dr. Leen received her B.S. in Biochemistry at the University of College Cork in Cork, Ireland and her Ph.D. in Immunology at the CRC Institute for Cancer Studies in Birmingham, UK.

Brett Hagen has served as our Chief Accounting Officer since January 2019. Prior to joining AlloVir, from February 2018 to August 2018, he served as Senior Director Finance and Accounting at Eloxx Pharmaceuticals. From May 2016 to December 2017, he served as Vice President, Finance and Controller at Proteostasis Therapeutics. From July 2014 to May 2016, he served as Controller at BIND Therapeutics. Mr. Hagen received his B.A. from the University of Minnesota, and graduate degrees in accounting and finance from Wright State University and Suffolk University, respectively.

Edward Miller has served as our General Counsel since January 2019. Mr. Miller was a Consultant for the Company from October 2018 to December 2018. From May 2017 to September 2018, Mr. Miller was a Principal in Legal/Compliance consulting for Life Sciences Compliance Strategies. From July 2014 to April 2017, Mr. Miller was Senior Vice President and Chief Compliance Officer at Alexion, as well as serving on Alexion’s global executive management team. Prior to Alexion, Mr. Miller served in global and U.S.-based roles at Boehringer Ingelheim, including Vice President, Chief Compliance Officer and global Head of Litigation and Government Investigations. Mr. Miller received his J.D. from the Rutgers University School of Law and his Bachelor of Arts from Princeton University.

THE BOARD AND ITS COMMITTEES

Board Composition

We currently have nine directors and the terms of office of the directors are divided into three classes:

•	Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2024;

•	Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2025; and

•	Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2023.

Class I consists of Juan Vera, M.D., Derek Adams, Ph.D., and Morana Jovan-Embiricos, Ph.D., Class II consists of Vikas Sinha, and Malcolm Brenner, M.D., Ph.D., and Class III consists of Jeffrey Bornstein, Diana Brainard, M.D., David Hallal and Shawn Tomasello. At each Annual Meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third Annual Meeting following election and until their successors are duly elected and qualified. A resolution of the board of directors may change the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in control or management of our company.

Board Independence

The Board has determined, upon the recommendation of the Nominating and Corporate Governance Committee, that each of our directors, except for Diana Brainard (who serves as our Chief Executive Officer), David Hallal (who was employed by the Company within the last three years), Vikas Sinha (who serves as our President and Chief Financial Officer) and Juan Vera (who was employed by the Company within the last three years), has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq Stock Market, or Nasdaq, rules and the SEC. At least annually, our board of directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our board of directors will make an annual determination of whether each director is independent within the meaning of Nasdaq and SEC independence standards.

Board Meetings and Attendance

Our board of directors held eight meetings during the fiscal year ended December 31, 2022. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he or she served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages its directors to attend the Annual Meeting of Stockholders.

Board Committees

Our board of directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the board of directors for approval. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are all available on our website at www.allovir.com under “Investors & Press” at “Corporate Governance.”

Audit Committee

Our Audit Committee is currently composed of Jeffrey Bornstein, Morana Jovan-Embiricos and Shawn Tomasello, with Mr. Bornstein serving as chair of the committee. Our board of directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our board of directors has determined that Mr. Bornstein is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2022, the Audit Committee met seven times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

Compensation Committee

Our Compensation Committee is currently composed of Jeffrey Bornstein and Morana Jovan-Embiricos, with Dr. Jovan-Embiricos serving as chair of the committee. Our board of directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2022, the Compensation Committee met three times. The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation recommending to the board of directors for determination the equity and non-equity compensation of our Chief Executive Officer;

•	determining and approving the equity and non-equity compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors about director compensation;

•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in this proxy statement; and

•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. In 2022, the Compensation Committee also retained the services of Pay Governance as its external compensation consultant and considered Pay Governance’s input on certain compensation matters as they deemed appropriate. The Compensation Committee may delegate its authority to grant certain equity awards to one or more officers of the Company, including our Chief Executive Officer, and it has delegated such authority to Diana Brainard.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Malcolm Brenner, and Shawn Tomasello, with Dr. Brenner serving as chair of the committee. Our board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors and management.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Our board of directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, members of the Board, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet any the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. In addition, the Nominating and Corporate Governance Committee and Board view diversity as a priority, considers diversity in its determinations, and seeks representation across a range of attributes. Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise, geography, and personal backgrounds. In 2022, the Nominating and Corporate Governance Committee adopted a diversity rule under which the Committee agreed to include for the purpose of filling any vacancy, and have any search firm that it engages include, gender and racial or ethnic diverse candidates in the pool from which the Committee recommends director candidates. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

Board Diversity Matrix

Board Diversity Matrix (As of March 18, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Non-Management Director Meetings

In addition to the meetings of the committees of the board of directors described above, in connection with the board of directors’ meetings, the non-management directors met six times in executive session during the fiscal year ended December 31, 2022.

Communication with the Directors of AlloVir

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors or Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:

c/o AlloVir, Inc.

1100 Winter Street

Waltham, Massachusetts 02451

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with the Company’s legal counsel, with independent advisors, with non-management directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Leadership Structure and Risk Oversight

Our board of directors is currently chaired by our Executive Chairman, Mr. Hallal. Our corporate governance guidelines provide that, if the Chairman of the board of directors is a member of management or does not otherwise qualify as independent, the independent directors of the board may or may not elect a lead independent director. Our corporate governance guidelines further provide the flexibility for our board of directors to modify our leadership structure in the future, as it deems appropriate.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Executive Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2022. We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act. Our named executive officers for 2022 were Diana Brainard, our Chief Executive Officer, Vikas Sinha, our President and Chief Financial Officer, Edward Miller, our General Counsel and Secretary and Jeroen Van Beek, our former Chief Commercial Officer. This section also provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal year ended December 31, 2022 for each of our named executive officers. The following table also presents information regarding the compensation awarded to, and earned by, and paid to each such individual during the fiscal year ended December 31, 2021, to the extent such individual was a named executive officer for such year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)		Total ($)
Diana Brainard (4)	2022	604,992	3,899,006	4,327,381	361,800	12,200	(5)	9,205,379
Chief Executive Officer	2021	365,000	4,748,000	9,085,643	350,400	587,078		15,136,121

Vikas Sinha (6)	2022	369,007	1,386,290	981,658	162,454	4,753	(5)	2,904,162
President and Chief Financial Officer	2021	425,000	2,478,420	3,522,326	191,250	6,000		6,622,996

Edward Miller	2022	433,992	393,312	467,589	173,597	10,805	(5)	1,479,295
General Counsel and Secretary

Jeroen Van Beek (7)	2022	404,882	393,312	467,589	—	243,871	(5)	1,509,654
Former Chief Commercial Officer	2021	425,000	1,475,250	2,096,599	170,000	6,000		4,172,849

(1)

The amount reported represents the aggregate grant date fair value of the restricted stock units, or RSUs, awarded to the named executive officers during 2022 and 2021, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock and RSUs reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 15, 2023. The amount reported in this column reflects the accounting cost for these RSU awards and does not correspond to the actual economic value that may be received by the named executive officers upon the vesting or settlement of the RSUs or any sale of the shares.

(2)

The amounts reported represent the aggregate grant date fair value of the stock options granted to such named executive officers during 2022 and 2021 as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 15, 2023.

(3)	Amounts reported reflect the annual cash incentive bonus paid based upon achievement of certain corporate performance objectives described below under “Annual Cash Incentive Bonuses.”
(4)

Dr. Brainard commenced her service as Chief Executive Officer on May 17, 2021 and, accordingly, her base salary for 2021 has been prorated to reflect her partial year of service. Dr. Brainard also serves as a member of the Board but received no compensation for her service as director during the portion of the year that she also served as our Chief Executive Officer.

(5)	The amounts reported represent matching contributions made by the Company under its 401(k) plan.
(6)	Mr. Sinha also serves as a member of our Board but does not receive any additional compensation for his service as director.
(7)

Dr. van Beek resigned from the Company effective November 22, 2022 and provided consulting services through December 31, 2022. In addition to $12,200 in 401(k) matching contributions, the amount reported as “All Other Compensation” for Dr. van Beek also includes (i) $46,126 in base salary paid for the period from November 22, 2022 through December 31, 2022 and (ii) $180,403 representing payment of his 2022 bonus and (iii) $5,142 for COBRA premiums through December 31, 2022.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For 2022, each of Ms. Brainard and Messrs. Sinha, Van Beek and Miller were entitled to receive an annual base salary of $604,992, $369,007, $451,008, and $433,992, respectively.

Annual Cash Incentive Bonuses

Our annual bonus program is intended to reward our named executive officers for meeting individual and/or corporate performance goals for a fiscal year. In the first quarter of 2022, the Board set our corporate performance goals for 2022, which goals related to research and development, regulatory, finance and other general corporate goals. For 2021, each of Ms. Brainard and Messrs. Sinha, Van Beek, and Miller were entitled to receive a target bonus of up to 60%, 45%, 40% and 40% of his base salary, respectively. In January 2022, our compensation committee determined that the Company had achieved its corporate goals for 2021 at 100% and, as a result, our named executive officers earned the amounts set forth above in the “Summary Compensation Table.”

Equity-Based Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, we believe that equity grants provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. We also believe that equity grants with performance-based vesting incent our executives to achieve specified performance goals. The Board intends to periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options and RSUs. Because of this, we granted the equity awards as described below under “Outstanding Equity Awards at 2022 Fiscal Year End.”

401(k) Plan

Our named executive officers are eligible to participate in our tax-qualified retirement plan, or the 401(k) Plan. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We may make discretionary matching contributions. Employees are immediately and fully vested in their contributions and the Company’s matching contributions, if any. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Health and Welfare Benefits

All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and disability for all of our employees, including our executive officers. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Employment Arrangements with our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Except as noted below, these employment agreements provide for “at will” employment.

Employment Agreement with Diana Brainard

On March 17, 2020, the Company and Diana Brainard entered into an Executive Employment Agreement, or the Brainard Employment Agreement, providing for an initial annual base salary of $584,000 and an annual target bonus opportunity of 60% of Dr. Brainard’s then current base salary. Dr. Brainard was granted a sign-on award of 30,000 RSUs that was vested immediately upon grant in addition to initial awards of 170,000 RSUs and an option to purchase 500,000 shares of common stock under the 2020 Plan, which vest as indicated below in the Outstanding Equity Awards at 2021 Fiscal Year End table. All unvested equity shall immediately vest upon a Sale Event (as described in the 2020 Plan). Dr. Brainard is also entitled to certain relocation benefits, including reimbursement of (i) real estate commissions paid in connection with the sale of her former home in the Bay Area up to $250,000, (ii) twelve months of temporary housing (up to $180,000) and (ii) reimbursement of costs relating to moving household good and reasonable travel expenses.

Pursuant to the Brainard Employment Agreement, if Dr. Brainard’s employment (i) is terminated without Cause (as defined in the Brainard Employment Agreement) or (ii) if she terminates her employment for Good Reason (as defined in the Brainard Employment Agreement), then Dr. Brainard shall be entitled to (i) a lump sum payment equal to 36 months, or the Severance Period, of her then current base salary, (ii) a lump sum payment equal to her target annual bonus, (iii) provided Dr. Brainard timely elects to continue health coverage under COBRA reimbursement for any monthly COBRA premium payments made by Dr. Brainard during the Severance Period and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment by the Company of the foregoing severance amounts is contingent upon (i) Dr. Brainard executing a general release agreement in favor of the Company, containing reasonable and customary provisions including, at the Company’s option, a one-year post-employment noncompetition covenant, and (ii) such release becoming effective within 60 days following Dr. Brainard’s termination.

Pursuant to the Brainard Employment Agreement, in the event of Dr. Brainard’s death or Disability (as defined in the Brainard Employment Agreement), any unvested stock options or other equity award held by her will be accelerated in an amount equal to 25% plus 5% for each year of service to the Company of the number of shares subject to the option or unvested award.

Pursuant to the Brainard Employment Agreement, if any payments or benefits provided to Dr. Brainard constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Dr. Brainard’s payments shall be payable either (i) in full or

(ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Dr. Brainard

Employment Agreement with Vikas Sinha

On October 2, 2019, the Company and Vikas Sinha entered into an Amended and Restated Employment Agreement, or the 2019 Sinha Employment Agreement, which provided for an initial annual base salary of $400,000 and an annual target bonus opportunity of 40% of Mr. Sinha’s then current base salary. The 2019 Sinha Employment Agreement additionally provides that, notwithstanding the terms of any equity agreements or plans pursuant to which Mr. Sinha is granted equity in the Company, all unvested equity shall vest upon the close of a Sale Event (as defined in the 2020 Plan). In connection with the 2019 Sinha Employment agreement, the Company and Mr. Sinha also entered into a Restrictive Covenants Agreement (attached as Exhibit A to the 2019 Sinha Employment Agreement), and in consideration for which Mr. Sinha received a one-time cash payment of $5,000.

Pursuant to the 2019 Sinha Employment Agreement, if Mr. Sinha’s employment (i) is terminated without Cause (as defined in the 2019 Sinha Employment Agreement) or (ii) if he terminates his employment for Good Reason (as defined in the 2019 Sinha Employment Agreement), then Mr. Sinha shall be entitled to (i) a lump sum payment equal to 24 months, or the Sinha Severance Period, of his then current base salary, (ii) a lump sum payment equal to his target annual bonus (together with the lump sum payment described in (i) above, the Sinha Severance Amount), provided that notwithstanding the foregoing, in the event Mr. Sinha is entitled to any payments pursuant to the Restrictive Covenants Agreement, the Sinha Severance Amount shall be reduced by the amount Mr. Sinha is paid pursuant to the Restrictive Covenants Agreement, (iii) provided Mr. Sinha timely elects to continue health coverage under COBRA, reimbursement for any monthly COBRA premium payments made by Mr. Sinha, until the earlier of (a) the expiration of the Sinha Severance Period, (b) Mr. Sinha’s eligibility for group medical plan benefits under any other employer’s group medical plan, or (c) the cessation of Mr. Sinha’s continuation rights under COBRA, and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment by the Company of the foregoing severance amounts is contingent upon Mr. Sinha’s executing a separation and release agreement in a form and manner satisfactory to the Company, which shall include, without limitation, (i) a general release of claims against the Company and all related persons and entities, a reaffirmation of all of Mr. Sinha’s Continuing Obligations (as defined in the 2019 Sinha Employment Agreement), and, in the Company’s sole discretion, a one-year post-employment non-competition restriction in a form substantially similar to the Non-Competition Restriction (as defined in the Restrictive Covenants Agreement) and (ii) such separation and release becoming irrevocable within 60 days following Mr. Sinha’s termination.

Pursuant to the 2019 Sinha Employment Agreement, in the event of Mr. Sinha’s death or Disability (as defined in the 2019 Sinha Employment Agreement), any unvested stock options held by him will be accelerated in an amount equal to 25% plus 5% for each year of service to the Company of the number of shares subject to the option.

Pursuant to the 2019 Sinha Employment Agreement, if any payments or benefits provided to Mr. Sinha constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Sinha’s payments shall be payable either (i) in full or (ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Mr. Sinha.

On March 22, 2021, we announced that Mr. Hallal would step down as Chief Executive Officer effective May 17, 2021 (“Transition Date”) and would continue to serve on the Board as Executive Chairman from and after the Transition Date. In connection with Mr. Hallal stepping down as Chief Executive Officer, his employment agreement with the Company terminated and all equity awards he received from the Company prior to the Transition Date continue to vest, in accordance with the applicable award agreements, for so long as

Mr. Hallal remains on the Board. In addition, we entered into a consulting agreement with Mr. Hallal effective July 22, 2021, pursuant to which he would continue to provide advisory services to our Chief Executive Officer for an annual fee of $100,000, payable in quarterly instalments. Such consulting agreement is anticipated to expire in May 17, 2022, but such period may be extended.

Employment Agreement with Jeroen van Beek

Effective October 16, 2019, the Company and Jeroen van Beek entered into an Employment Agreement, or the van Beek Employment Agreement, which provided for an initial annual base salary of $320,000 and an annual target bonus opportunity of 35% of Dr. van Beek’s then current base salary. Pursuant to the van Beek Employment Agreement, all unvested equity previously granted to him shall immediately vest upon a Sale Event (as described in the 2020 Plan).

Pursuant to the van Beek Employment Agreement, if Dr. van Beek’s employment (i) is terminated without Cause (as defined in the van Beek Employment Agreement) or (ii) if he terminates his employment for Good Reason (as defined in the van Beek Employment Agreement), then Dr. van Beek shall be entitled to (i) a lump sum payment equal to 12 months, or the Severance Period, of his then current base salary, (ii) a lump sum payment equal to his target annual bonus, (iii) provided Dr. van Beek timely elects to continue health coverage under COBRA reimbursement for any monthly COBRA premium payments made by Dr. van Beek during the Severance Period and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment by the Company of the foregoing severance amounts is contingent upon (i) Dr. van Beek’s executing a general release agreement in favor of the Company and (ii) such release becoming effective within 60 days following Dr. van Beek’s termination.

Pursuant to the van Beek Employment Agreement, if any payments or benefits provided to Dr. van Beek constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Dr. van Beek payments shall be payable either (i) in full or (ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Dr. van Beek.

In connection with Dr. van Beek’s separation from the Company, we entered into a separation agreement and release with Dr. van Beek, or the van Beek Separation Agreement, providing for (i) a lump sum cash payment equal to Dr. van Beek’s base salary rate from November 24, 2022 through December 31, 2022; (ii) a lump sum cash payment equal to Dr. van Beek’s cash bonus for 2022; (iii) payment of health coverage premiums by way of COBRA through November 23, 2023; and (iv) accelerated vesting of all outstanding stock options and restricted stock awards that are unvested as of November 23, 2022 and that are scheduled to vest on or before December 31, 2022. In order to receive the foregoing benefits, Dr. van Beek. executed a general release in favor of the Company. Dr. van Beek further agreed to be bound by certain customary restrictive covenants, including covenants related to non-competition, confidentiality and non-solicitation of employees.

Employment Agreement with Edward Miller

Effective March 21, 2019, the Company and Edward Miller entered into an Amended and Restated Employment Agreement, or the Miller Employment Agreement, which provided for an initial annual base salary of $$320,000 and an annual target bonus opportunity of 35% of Mr. Miller’s then current base salary. All unvested equity shall immediately vest upon a Sale Event (as described in the 2020 Plan).

Pursuant to the Miller Employment Agreement, if Mr. Miller’s employment (i) is terminated without Cause (as defined in the Miller Employment Agreement) or (ii) if he terminates his employment for Good Reason (as defined in the Miller Employment Agreement), then Mr. Miller shall be entitled to (i) a lump sum payment equal to 12 months, or the Severance Period, of his then current base salary, (ii) a lump sum payment equal to his target annual bonus, (iii) provided Mr. Miller timely elects to continue health coverage under COBRA reimbursement for any monthly COBRA premium payments made by Mr. Miller during the Severance Period and (iv) the immediate vesting of any non-vested equity-related instruments.

Payment by the Company of the foregoing severance amounts is contingent upon (i) Mr. Miller’s executing a general release agreement in favor of the Company, which shall contain reasonable and customary provisions, but shall not contain any post-employment restrictive covenants, and (ii) such release becoming effective within 60 days following Mr. Miller’s termination.

Pursuant to the Miller Employment Agreement, if any payments or benefits provided to Mr. Miller constitute “parachute payments” within the meaning of Section 280G of the Code, and any such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Miller payments shall be payable either (i) in full or (ii) reduced to such lesser amount that results in no portion of such payments being subject to the excise tax, whichever results in the greater after-tax benefit to Mr. Miller.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2022.

			Option awards				Stock awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Diana Brainard	8/16/22	(2)	—	—	—	—	100,000	513,000
	7/1/22	(3)	—	89,375	4.13	7/1/32	—	—
	7/1/22	(2)	—	—	—	—	48,125	246,881
	1/18/22	(3)	—	585,000	9.15	1/18/32	—	—
	1/18/22	(2)	—	—	—	—	315,000	1,615,950
	5/17/21	(3)	187,500	312,500	23.74	5/17/31	—	—
	5/17/21	(2)	—	—	—	—	106,250	545,063
	7//29/20	(4)	33,750	11,250	17.00	7/29/30	—	—
Vikas Sinha	8/16/22	(2)	—	—	—	—	100,000	513,000
	7/1/22	(3)	—	54,600	4.13	7/1/32	—	—
	7/1/22	(2)	—	—	—	—	29,400	150,822
	1/18/22	(3)	—	119,162	9.15	1/18/32	—	—
	1/18/22	(3)	—	—	—	—	48,838	250,539
	1/19/21	(3)	47,775	61,425	42.15	1/19/31	—	—
	1/19/21	(2)	—	—	—	—	33,075	169,675
	7/29/20	(3)	245,756	191,144	17.00	7/29/30	—	—
	6/10/19	(5)	—	—	—	—	32,068	164,509
Edward Miller	8/16/22	(2)	—	—	—	—	15,000	76,950
	7/1/22	(3)	—	26,000	4.13	7/1/32	—	—
	7/1/22	(2)	—	—	—	—	14,000	71,820
	1/18/22	(3)	—	56,744	9.15	1/18/32	—	—
	1/18/22	(2)	—	—	—	—	23,256	119,303
	1/19/21	(3)	22,750	29,250	42.15	1/19/31	—	—
	1/19/21	(2)	—	—	—	—	15,750	80,798
	7/29/20	(3)	112,837	87,763	17.00	7/29/30	—	—
Jeroen Van Beek	1/19/21	(3)	28,437	—	42.15	2/23/23	—	—
	7/29/20	(3)	133,425	—	17.00	2/23/23	—	—

(1)

The market value of the shares or units that have not vested is calculated based on the number of unvested shares or units at December 31, 2022, and the closing market price of the Company’s stock on December 31, 2021, the last business day of the fiscal year, of $5.13 per share.

(2)

These RSUs vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remainder vesting in quarterly installments thereafter, subject to continued service. Upon a Sale Event, a termination by the Company without Cause or a resignation for Good Reason, such RSUs shall accelerate and vest in full.

(3)

This option vests over a four-year period, with 25% vesting on the first anniversary of the grant date and the remainder vesting in quarterly installments thereafter, subject to continued service. Upon a Sale Event, a termination by the Company without Cause or a resignation for Good Reason, such option shall accelerate and vest in full.

(4)

Dr. Brainard received these options for her service as a director prior to her service as Chief Executive Officer, after which she no longer receives any additional compensation for her service as director. These options vest over a four-year period in equal quarterly installments, subject to continued service. Upon a Sale Event, such option shall accelerate and vest in full.
(5)

25% of the shares subject to this restricted stock award vest on the first anniversary of the grant date, with the remainder vesting in 16 equal quarterly installments thereafter, subject to continued service. Upon a sale event, such restricted stock award shall accelerate and vest in full.

Director Compensation

The following table sets forth the compensation we paid to our non-employee directors during the year ended December 31, 2022. Diana Brainard, our Chief Executive Officer, and Vikas Sinha, our President and Chief Financial Officer, receive no compensation for their service as directors, and, consequently, are not included in this table. Derek Adams was appointed to the Board in February 2023 and did not receive compensation in 2022. The compensation received by Dr. Brainard and Mr. Sinha during the year ended December 31, 2022 is presented in “Summary Compensation Table” above.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Jeffrey S. Bornstein	60,000	93,029	(2)	—		153,029
Malcolm Brenner, M.D.	4,042	93,029	(3)	—		142,071
Ansbert Gadicke, M. D.(4)	53,589	93,029	(3)	—		146,617
David Hallal	208,556	93,029	(5)	45,819	(6)	347,404
Morana Jovan-Embiricos, Ph.D.	57,500	93,029	(3)	—		150,529
Shawn Tomasello	42,485	356,610	(7)			399,095
Juan Vera	40,000	93,029	(3)	—		133,029
John Wilson(8)	16,560	—		—		16,560

(1)

The amount reported represents the aggregate grant date fair value of the stock options granted to the directors during 2022, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to our audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 15, 2023.

(2)	As of December 31, 2022, this director held an aggregate of 78,162 shares of unvested restricted stock and outstanding stock options.
(3)	As of December 31, 2022, this director held an aggregate of 75,331 shares of unvested restricted stock and outstanding stock options.
(4)	Dr. Gadicke retired from the Board effective February 28, 2023.
(5)	As of December 31, 2022, this director held an aggregate of 1,590,067 shares of unvested restricted stock and outstanding stock options.
(6)	Consists of cash compensation pursuant to Mr. Hallal’s consulting agreement with the Company, which is described below under “Certain Relationships and Related Party Transactions”.
(7)	As of December 31, 2022, this director held an aggregate of 72,500 shares of unvested restricted stock and outstanding stock options.
(8)	Mr. Wilson retired from the Board in May 2022.

In connection with our initial public offering in August 2020, the Board adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. Under the policy as amended, in 2022 all non-employee directors were paid cash compensation, as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Chairman	160,000
Audit Committee:
Chairman	15,000
Non-Chairman members	7,500
Compensation Committee:
Chairman	10,000
Non-Chairman members	5,000
Nominating and Corporate Governance Committee:
Chairman	8,000
Non-Chairman members	4,000

Under the policy, upon initial election or appointment to the Board, new non-employee directors will receive a one-time stock option grant to purchase 45,000 shares of our common stock, which will vest in equal quarterly installments over three years. In each subsequent year of a non-employee director’s tenure, the director will receive an annual equity grant of options to purchase 27,500 shares of our common stock, which vests in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders. The exercise price of both the initial and annual equity awards will equal the fair market value of our common stock, as measured by reference to market quotations on Nasdaq, as of the grant date. Vesting of any equity award will cease if a director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that circumstances warrant continuation of vesting.

In addition, each non-employee director is paid an annual retainer of $40,000 for their services. Non-employee directors serving on committees of the Board are entitled to an additional annual payment, as set forth in the table above. Such cash retainers are paid quarterly, and may be pro-rated based on the number of actual days served by the director during such calendar quarter.

In 2022, at the recommendation of the Compensation Committee, and following an analysis of director compensation performed with the assistance of Pay Governance, the Board increased the annual retainer for the Executive Chairman to $160,000, effective January 1, 2022. The Compensation Committee recommended this increase after taking into consideration relative market data and after review of the role and scope of responsibilities required by this role, particularly as undertaken by Mr. Hallal who plays an active role in managing the Board, coordinating Board matters and larger strategy matters with our executive team. Such increase is reflected in the 2022 Summary Compensation Table, above.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of March 10, 2023, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of March 10, 2023, the Company had 93,494,007 shares of common stock outstanding. Shares of common stock subject to options that are currently exercisable or are exercisable within 60 days after March 10, 2023 and RSUs that will be vested within 60 days after March 10, 2022 are considered to be outstanding for purposes of computing the percentage ownership of the persons holding these options and RSUs but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is c/o AlloVir, Inc., 1100 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
ElevateBio LLC(1)	16,674,766	17.84%
Gilead Sciences, Inc.(2)	13,704,416	14.66%
Entities affiliated with F2(3)	9,828,091	10.51%
FMR LLC(4)	7,046,373	7.54%
Invus Public Equities, L.P.(5)	5,577,167	5.97%
Entities affiliated with John Wilson(6)	5,355,877	5.73%
Named Executive Officers and Directors:
Diana Brainard(7)	579,571	*
Edward Miller(8)	564,912	*
Vikas Sinha(9)	17,915,333	19.08%
Jeroen van Beek	259,685	*
Derek Adams	0	*
Jeffrey S. Bornstein(10)	85,197	*
Malcolm Brenner(11)	238,929	*
David Hallal(12)	20,476,232	21.68%
Morana Jovan-Embiricos(13)	26,578,054	28.41%
Shawn Tomasello(14)	11,250	*
Juan Vera(15)	2,384,928	2.55%
All Executive Officers and Directors as a group (13 persons)(16)	38,365,084	39.97%

*	Represents holdings of less than 1%.
(1)	The mailing address of ElevateBio LLC is 200 Smith Street, Waltham, MA 02451. David Hallal, Vikas Sinha and Morana Jovan-Embiricos are directors of ElevateBio LLC.
(2)

This information is based on the Schedule 13G filed with the Securities and Exchange Commission by Gilead Sciences, Inc., on August 8, 2022. The mailing address of Gilead Sciences, Inc. is 333 Lakeside Drive, Foster City, CA 94404.

(3)	Consists of (a) 668,072 shares of common stock held by F2 TPO Investment, LLC, (b) 2,059,884 shares of common stock held by F2 MG Limited, (c) 2,038,583 shares of common stock held by F2 MC, LLC,

(d) 4,193,874 shares of common stock held by F2 Capital I 2020 LLC and (e) 867,678 shares of common stock held by F2 Bioscience AV 2022 LLC. The mailing address for F2 MG Limited is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland.
(4)

This information is based on the Schedule 13G/A filed with the Securities and Exchange Commission by FMR LLC on February 9, 2023, which reflects beneficial ownership as of December 31, 2022. FMR LLC reported that, in its capacity as a parent holding company, it had sole voting power with respect to 7,045,961 shares of our common stock, sole dispositive power with respect to 7,046,373 shares of our common stock, and shared voting and dispositive power with respect to none of our shares. The Schedule 13G/A includes shares beneficially owned by subsidiaries controlled by or through FMR LLC, Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC, and/or members of the family of Abigail P. Johnson. The mailing address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)

This information is based on the Schedule 13G filed with the Securities and Exchange Commission by Invus Public Equities, L.P., on August 5, 2022. Invus Public Equities directly held 5,577,167 Shares. Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and, accordingly, may be deemed to beneficially own the Shares held by Invus Public Equities. The Geneva branch of Artal International, as the managing member of Invus PE Advisors, controls Invus PE Advisors and, accordingly, may be deemed to beneficially own the Shares that Invus PE Advisors may be deemed to beneficially own. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group, as the sole stockholder of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. The Stichting, as the majority stockholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. The mailing address of Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.

(6)

Consists of (a) 3,157,878 shares of common stock held by John R. Wilson, as Trustee of the John R. Wilson Revocable Trust Agreement dated August 3, 2017 and (b) 2,197,999 shares of common stock held by Meristem Trust Company, LLC as trustee of the John R. Wilson Irrevocable Trust dated July 9, 2020. Mr. Wilson disclaims beneficial ownership of the securities held by the John R. Wilson Revocable Trust Agreement dated August 3, 2017 and the John R. Wilson Irrevocable Trust dated July 9, 2020 except to the extent of his pecuniary interest therein.

(7)

Consists of (a) 117,072 shares of common stock held by Diana Brainard, (b) 19,687 restricted stock units vesting within 60 days of March 15, 2022 and (c) 442,812 shares of common stock underlying options that are exercisable within 60 days of March 10, 2023.

(8)

Consists of (a) 88,016 shares of common stock held by Edward Miller, (b) 3,203 restricted stock units vesting within 60 days of March 10, 2023, (c) 184,894 shares of common stock underlying options held by Edward Miller that are exercisable within 60 days of March 10, 2023 and (d) 288,799 shares of common stock held by The Miller Family 2019 Irrevocable Dynasty Trust. Mr. Miller is a trustee of the previously listed trust and may be deemed to beneficially own these securities.

(9)

Consists of (a) 834,809 shares of common stock held by Vikas Sinha, (b) 6,727 restricted stock units vesting within 60 days of March 10, 2023, (c) 399,031 shares of common stock underlying options held by Vikas Sinha that are exercisable within 60 days of March 10, 2023 and (d) 16,674,766 shares of common stock held by ElevateBio LLC. Mr. Sinha is a director and the Chief Financial Officer of ElevateBio LLC. Mr. Sinha, David Hallal and Morana Jovan-Embiricos, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(10)	Consists of (a) 40,197 shares of common stock held by Jeffrey Bornstein and (b) 45,000 shares of common stock underlying options that are exercisable within 60 days of March 10, 2023.
(11)

Consists of (a) 30,197 shares of common stock held by Malcolm Brenner, 163,732 shares of common stock held by The Malcolm and Cliona Brenner Revocable Trust, of which Dr. Brenner is a trustee and settlor and (b) 45,000 shares of common stock underlying options held by Malcolm Brenner that are exercisable within 60 days of March 10, 2023. Dr. Brenner disclaims beneficial ownership of the securities held by The Malcolm and Cliona Brenner Revocable Trust except to the extent of his pecuniary interest therein.

(12)

Consists of (a) 2,000,162 shares of common stock held by David Hallal, (b) 9,187 restricted stock units vesting within 60 days of March 10, 2023, (c) 932,999 shares of common stock underlying options held by David Hallal that are exercisable within 60 days of March 10, 2023, (d) 720,965 shares of common stock held by The Hallal Family Irrevocable Trust 2012, (e) 138,153 shares of common stock held by Terrie A. Hallal Family Irrevocable Trust 2012 and (f) 16,674,766 shares of common stock held by ElevateBio LLC. Mr. Hallal is a trustee of the previously listed trusts and may be deemed to beneficially own these securities. Mr. Hallal is the Chairman and Chief Executive Officer of ElevateBio LLC. Mr. Hallal, Vikas Sinha and Morana Jovan-Embiricos, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein.

(13)

Consists of (a) 30,197 shares of common stock held by Morana Jovan-Embiricos, (b) 45,000 shares of common stock underlying options held by Morana Jovan-Embiricos that are exercisable within 60 days of March 10, 2023, (c) 668,072 shares of common stock held by F2 TPO Investment, LLC, (d) 2,059,884 shares of common stock held by F2 MG Limited, (e) 2,038,583 shares of common stock held by F2 MC, LLC, (f) 4,193,874 shares of common stock held by F2 Capital I 2020 LLC, and (g) 867,678 shares of common stock held by F2 Bioscience AV 2022 LLC and (h) 16,674,766 shares of common stock held by ElevateBio LLC. Dr. Jovan-Embiricos is a director of ElevateBio LLC. Dr. Jovan-Embiricos, David Hallal and Vikas Sinha, members of the board of directors of ElevateBio LLC, may be deemed to have shared voting and investment power over the shares of common stock held of record by ElevateBio LLC. Such persons disclaim beneficial ownership of all shares of common stock held by ElevateBio LLC except to the extent of any indirect pecuniary interests therein. The mailing address for F2-TPO Investment, LLC, F2 MC, LLC and F2 Capital I 2020 LLC is c/o Singer McKeon, Inc., 8 West 28th Street, Suite 1001, New York, NY 10018. The mailing address for F2 MG Limited is PO Box 3175, Road Town, Tortola, BVA, with correspondence address at c/o LJ Fiduciary, 8 Rue Saint-Leger, CH 1205, Geneva, Switzerland. Dr. Morana Jovan-Embiricos is a member of our board of directors and is the founding director of Globeways Holdings Limited, which is the appointed manager of each F2 MG Limited, F2-TPO Investments, LLC, F2 MC Limited and F2 Capital I 2020 LLC and makes investment decisions on behalf of such entities with respect to shares of common stock held by such entities. Dr. Morana Jovan-Embiricos expressly disclaims beneficial ownership of the securities held by F2 MG Limited, F2-TPO Investments, LLC, F2 MC Limited and F2 Capital I 2020 LLC.

(14)	Consists of 11,250 shares of common stock underlying options that are exercisable within 60 days of March 10, 2023.
(15)	Consists of (a) 2,339,928 shares of common stock and (b) 45,000 shares of common stock underlying options that are exercisable within 60 days of March 10, 2022.
(16)	Includes Ann Leen and Brett Hagan, who are executive officers but not named executive officers.

Equity Compensation Plan Information

The following table presents aggregate summary information as of December 31, 2022, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Other Rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	9,990,223	$17.81	4,707,982	(2)
Equity Compensation Plans Not Approved by Stockholders	—	$—	—

Total	9,990,223	$17.81	4,707,982	(3)

(1)	These plans consist of our 2018 Stock Incentive Plan, or 2018 Plan, 2020 Stock Option and Incentive Plan, or 2020 Plan, and 2020 Employee Stock Purchase Plan, or ESPP.
(2)

As of December 31, 2022, (i) 4,253,680 shares remained available for future issuance under our 2020 Plan and (ii) 454,302 shares remained available for future issuance under our ESPP. No shares remained available for future issuance under the 2018 Plan as of December 31, 2022. Our 2020 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, starting with fiscal year 2021, in an amount equal to 5% of the number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by the Board or the compensation committee of the Board. Our ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the ESPP to be added on the first day of each fiscal year, starting in fiscal year 2021, in an amount equal to the least of 1% of the total number of shares of our common stock outstanding on the Immediately preceding December 31, 1,222,707 shares of our common stock, or such lesser amount determined by the Board or the compensation committee of the Board.

(3)

This amount excludes 4,663,403 shares of common stock that became issuable under the 2020 Plan on January 1, 2023, pursuant to the evergreen provisions of the 2020 Plan and 160,000 shares of common stock that became issuable under the ESPP on January 1, 2023, pursuant to the evergreen provisions of the ESPP.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2022, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner except for one Form 4 for each of Jeroen Van Beek, Diana Brainard, Edward Miller, Ercem Atillasoy, Vikas Sinha and Brett Hagen that were filed on April 4,2022, which reported transactions for each individual on January 18, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Other than the compensation agreements and other arrangements described in “Executive Compensation” and elsewhere in this Proxy Statement and the relationships and transactions described below, since January 1, 2022, there was no transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than five percent of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Sales of Securities

On July 26, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors, including some of our 5% stockholders and entities affiliated with our directors, for aggregate net proceeds of $126.5 million after deducting offering costs of $0.1 million. Pursuant to the terms of the Securities Purchase Agreement, the Company issued and sold to the investors in a registered direct offering an aggregate of 27,458,095 shares of the Company’s common stock, par value $0.0001 per share at a purchase price of $4.61 per share.

Redeemable Preferred Stock Redemption Agreement

In September 2018, we entered into a redeemable preferred stock redemption agreement, or Redemption Agreement, to redeem shares of our Series A1 convertible preferred stock held by certain investors, including our executive officer Ann Leen, our director and former executive officer Juan Vera and entities affiliated with our directors John Wilson and Malcolm Brenner (or their affiliates). Pursuant to the Redemption Agreement, for a period of 20 years from the date of the first commercial sale of Viralym-M by us, we are obligated to make earnout payments to such investors on at least an annual basis. The earnout payments will be 10% of our net sales of Viralym-M, which number will be reduced to a high single-digit percentage if certain events occur. Specifically, royalties due to third parties for the sale of Viralym-M are subtracted from the earnout payments due to the investors. Further, if the investors receive at least $50,000,000 in earnout payments from us during the three-year period after the first commercial sale of Viralym-M, the earnout payment percentage will be reduced.

Amended and Restated Investors’ Rights Agreement

In May 2019, we entered into an amended and restated investors’ rights agreement with holders of our preferred stock, including some of our 5% stockholders and entities affiliated with our directors. The investor rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Agreements and Transactions with 5% Stockholders and Their Affiliates

Shared Services Agreements with ElevateBio

We have entered into a shared services agreement, dated as of March 20, 2020, or the Shared Services Agreement, with ElevateBio that provides for ongoing services to us in areas such as accounting operations, public relations, information technology, human resources and administration management, finance and risk management, marketing services, facilities, procurement and travel, and corporate development and strategy. We also have a statement of work to receive manufacturing and project management consulting services from ElevateBio. During the years ended December 31, 2022 and 2021, we incurred an aggregate of $3.5 million and $5.9 million, respectively, of expenses related to services provided to us by ElevateBio and its affiliates.

Development and Manufacturing Services Agreement with ElevateBio BaseCamp

We are party to a development and manufacturing services agreement, or the BaseCamp Agreement, with BaseCamp, pursuant to which BaseCamp provides us products and services that we use in our laboratory operations, including consulting services, project management services, quality control services and cGMP drug product manufacturing.

During the term of the BaseCamp Agreement, we and BaseCamp may prepare work orders setting forth any products or services to be provided by BaseCamp. Such work orders include applicable specifications, deliverables, timelines, fees and payment schedule. Each work order must be agreed to and signed by both us and BaseCamp, and neither party is obligated to enter into any work order during the term of the agreement. A work order may only be modified by the mutual agreement of both parties.

We and BaseCamp will each retain sole rights to our respective existing intellectual property used in the provision of goods and services under the BaseCamp Agreement. To the extent that new technologies or discoveries are conceived during the course of the BaseCamp Agreement, such technologies or discoveries will be assigned to the party from whose intellectual property such technologies or discoveries were derived. Jointly-derived technologies or discoveries will be jointly owned by BaseCamp and us.

The initial term of the BaseCamp Agreement continues until the later of January 2024 and the date when all services under all work orders have been completed. We may terminate the BaseCamp Agreement in our discretion at any time by giving 90 days’ prior written notice to BaseCamp.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Consulting Agreement with Ann Leen

On October 1, 2018, we entered into a consulting agreement with Ann Leen, a founder and our Chief Scientific Officer. Pursuant to the consulting agreement, Dr. Leen provides services to the Company in her role as Chief Scientific Officer. The consulting agreement, as amended on March 1, 2023, has a term that expires on December 31, 2023, following which the parties may renew the agreement in one-year increments. Pursuant to the consulting agreement, we have agreed to pay Dr. Leen a consulting fee at a monthly rate of $25,133.33, and Dr. Leen is eligible to receive a 40% annual performance bonus subject to approval of the Board. Dr. Leen is also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

Consulting Agreement with David Hallal

On July 21, 2021, we entered into a consulting agreement with David Hallal, our Executive Chairman and former Chief Executive Officer. Pursuant to the consulting agreement, Mr. Hallal provided leadership and transition and strategic consulting services to the CEO and leadership team. The consulting agreement expired on May 17, 2022. Pursuant to the consulting agreement, we agreed to pay Mr. Hallal a consulting fee at an annual rate of $100,000, payable quarterly. Mr. Hallal was also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.

Services Agreement with Marker Therapeutics

We are party to a services agreement, or the Marker Agreement, with Marker Therapeutics, Inc., or Marker, pursuant to which Marker provides us with development services. Juan Vera, a current director and former executive officer of the Company, is co-founder, director and chief development officer of Marker. During the term of the Marker Agreement, we and Marker may prepare work orders setting forth services to be provided by Marker. We have a $400,000 work order under the Marker Agreement for long range process development and scale optimization services.

Director Compensation

See the section titled “Director Compensation” for information regarding compensation of our directors.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of the Board to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

The Board reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering, the material facts as to the related party’s relationship or interest in the transaction were disclosed to the Board prior to their consideration of such transaction, and the transaction was not considered approved by the Board unless a majority of the directors who were not interested in the transaction approved the transaction. Further, when stockholders were entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who were asked to approve the transaction in good faith.

In connection with our initial public offering we adopted a written related party transactions policy that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the related person transaction. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee of the board of directors (the “Board”) of AlloVir, Inc. (the “Company”). The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Mr. Bornstein as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2022 and met with management, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Deloitte & Touche LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in its Annual Report on Form 10-K for the year ended 2022.

The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Jeffrey Bornstein
Morana Jovan-Embiricos

PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2023. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Company since 2016. A representative of Deloitte & Touche LLP is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of Deloitte & Touche LLP as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Deloitte & Touche LLP for the fiscal years ended December 31, 2022 and 2021.

Fee Category	Year ended December 31, 2022	Year ended December 31, 2021
Audit Fees (1)	$826,890	$1,085,685
Audit-Related Fees	—	—
Tax Fees (2)	415,060	620,875
All Other Fees (3)	—	383,000
Total	$1,241,950	$2,089,560

(1)

“Audit Fees” consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements and other professional services provided in connection with regulatory filings.

(2)	“Tax Fees” consist of tax compliance and advisory services.
(3)	“All Other Fees” consist of clinical operations, pre-implementation assessment and supply chain consulting services.

Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. As a result of this approval process, the Audit Committee has pre-approved specific categories of services. All services outside of the specified categories can be approved by the Chair of the Audit Committee, who has been delegated the authority to review and approve audit and non-audit related services during the year in between meetings. A listing of the audit and non-audit services and associated fees approved by the Chair outside the scope of the services and fees initially approved by the full Audit Committee is reported to the full Audit Committee no later than its next meeting. The Audit Committee also regularly receives updates from management about the services actually performed and the associated fees and expenses actually incurred. Management must obtain the specific prior approval of the Audit Committee or Chair of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 2, a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL 3: AMENDMENT OF THE COMPANY’S CHARTER TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 300,000,000 SHARES

As of the record date, we had a total of 150,000,000 authorized shares of common stock, 93,511,558 issued and outstanding shares of common stock, 14,299,530 outstanding shares of common stock under our employee equity incentive plans, on a fully diluted basis, taking into account shares issuable upon exercise of outstanding options and vesting of restricted stock units, and 4,700,698 shares available under the Company’s available equity incentive plans including the 2020 Plan and the Company’s employee stock purchase plan.

The ability to issue equity is fundamental to our growth strategy:

•	In order to implement our growth strategy, we may need to raise additional financing through the issuance of equity securities

•

The availability of equity incentive compensation is necessary for the Company to attract, retain and motivate the most high-performing executives and key employees who ultimately drive Company performance.

Our Board adopted a resolution seeking authorization of our stockholders to amend our Charter to increase our number of authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares (the “Increase”).

“The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000 shares, of which (i) 300,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).”

To effect the Increase as proposed, we will file an amendment to our Charter, with the Secretary of State of Delaware, substantially in the form as set forth above, providing that our authorized common stock will be 300,000,000 shares. The general description of the amendment set forth herein is a summary only and the full text of the proposed Charter Amendment is attached as Annex A to this Proxy Statement.

The newly authorized shares will be available for our employee equity incentive plans and for issuance from time to time to enable us to respond to future business opportunities requiring the issuance of shares, including common stock-based financings, acquisition or strategic joint venture transactions involving the issuance of common stock, and for other general purposes that the Board may deem advisable. We are seeking approval for the amendment at this time because we may evaluate business opportunities that may require prompt action, and the Board believes the delay and expense in seeking approval for additional authorized common stock at a special meeting of stockholders could deprive us of the ability to take advantage of potential opportunities. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital and may lose important business opportunities, which could adversely affect our financial performance and growth.

The Board does not intend to issue any common stock except on terms that the Board deems to be in the best interests of the Company and its then existing stockholders.

If the stockholders do not approve this Proposal, then the Company will not have needed additional shares available.

Certain Disadvantages of the Increase

If the authorized number of shares of common stock increases from 150,000,000 shares to 300,000,000 shares as proposed by this Proposal Three, the Company will be able to issue more shares of common stock which could result in additional dilution to current stockholders and which could have a negative effect on the market price of our common stock.

Principal Effects of the Increase

The Increase will affect all of our holders of common stock uniformly and will not affect any stockholder’s percentage ownership interests in our Company. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Anti-Takeover Effects

Release No. 34-15230 of the staff of the Securities Exchange Commission requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board to effect the increase of our authorized shares of common stock, one of the effects of having increased additional shares of our authorized common stock available for issuance may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of common stock by us or other transactions in which the number of our outstanding shares of common stock would be increased could dilute the interest of a party attempting to obtain control of us. The increase in available authorized common stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

The Increase is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company. While it is possible that our management could use the Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf. We have no intent or plans to employ the Increase as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition to the Increase, provisions of our governing documents and applicable provisions of Delaware law may also have anti-takeover effects, making it more difficult for or preventing a third-party from acquiring control of the Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.

The Charter and bylaws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a relative few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

Potential Consequences if Stockholder Approval is Obtained

The potential future issuances and sales of shares of our common stock would likely have a dilutive effect on a stockholder’s percentage voting power and, consequently, could lead to a decrease in the market price of our common stock.

Voting Requirement to Approve Proposal

To approve Proposal 3, holders of a majority of the shares outstanding and entitled to vote on this proposal must vote FOR this proposal.

A majority of the members of the Board voted to seek the approval of our stockholders to amend the Charter to increase our number of authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

AMENDMENT OF THE COMPANY’S CHARTER TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 300,000,000 SHARES

(PROPOSAL 3 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. In 2020, the Board adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our Audit Committee.

A current copy of our Code of Business Conduct and Ethics is posted on our website at https://ir.allovir.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations

Our amended and restated bylaws provide that, for nominations of persons for election to the Board or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our corporate secretary at AlloVir, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting, so that it is received by us no later than February 11, 2024. However, our amended and restated bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no earlier than January 12, 2024 and no later than February 11, 2024. Such proposals must be delivered by mail to our corporate secretary at AlloVir, Inc., 1100 Winter Street, Waltham, Massachusetts 02451. We also encourage you to submit any such proposals via email to ir@allovir.com.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at www.allovir.com under the “Investors & Media” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [                    ], 2023. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, or by way of the SEC’s website, http://www.sec.gov.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC. Requests for such copies should be addressed to:

AlloVir, Inc.

1100 Winter Street

Waltham, Massachusetts 02451

(617) 433-2605

Attention: Edward Miller, Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting AlloVir, Inc., 1100 Winter Street, Waltham, Massachusetts 02451, (617) 433-2605, Attention: Edward Miller, Secretary. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Secretary.

OTHER BUSINESS

The Board knows of no business to be brought before the 2023 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2023 Annual Meeting unless they receive instructions from you with respect to such matter.

ANNEX A – CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT TO

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALLOVIR, INC.

(Pursuant to Section 242 of the

Delaware General Corporation Law)

AlloVir, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”), does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the DGCL. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first paragraph of Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 310,000,000, of which (i) 300,000,000 shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

***

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by its duly authorized officer this      day of May, 2023.

ALLOVIR, INC.

By:
Name: Diana Brainard
Title: Chief Executive Officer

A-1

allovir ALLOVIR, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALVR2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05935-P91292 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ALLOVIR, INC. The Board of Directors recommends you vote FOR the following: Vote on Directors 1. Election of Directors Nominees: For Withhold 1a. Jeffrey Bornstein [    ] [    ] 1b. Diana Brainard, M.D. [    ] [    ] 1c. David Hallal [    ] [    ] 1d. Shawn Tomasello [    ] [    ] Vote on Proposals The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. [    ] [    ] [    ] 3. Proposal to amend our charter to increase the authorized shares of common stock from 150,000,000 to 300,000,000. [    ] [    ] [    ] The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V05936-P91292 ALLOVIR, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VIRTUAL ANNUAL MEETING OF STOCKHOLDERS May 11, 2023 9:00 am The stockholder(s) hereby appoint(s) Diana Brainard, Vikas Sinha and Edward Miller, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AlloVir, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 9:00 am Eastern Time on May 11, 2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE